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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 24, 2003
                                                        -----------------


                             BRANDYWINE REALTY TRUST
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                      1-9106                 23-2413352
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(State or Other Jurisdiction         (Commission            (I.R.S. Employer
     of Incorporation)               file number)         Identification Number)


             401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462
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                    (Address of principal executive offices)


                                 (610) 325-5600
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              (Registrant's telephone number, including area code)






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Item 5.  Other Events and Required FD Disclosure

         We have exercised our option to enter into a participating ground lease with the National Railroad Passenger Corporation ("Amtrak") for a parcel on the western portion of the existing parking deck at 30th and Arch Streets in Philadelphia, just north of Amtrak's 30th Street Station.

         We intend to develop a 28-floor office tower, containing approximately 690,000 square feet of office space and 37,000 square feet of conference, retail space and related amenities for a total of 727,000 square feet, on the site to be known as "Cira Centre." Cira Centre is expected to be ready for initial occupancy during the 4th quarter of 2005. The anchor tenants are Dechert LLP, a law firm headquartered in Philadelphia, that will occupy a total of approximately 245,000 square feet, Woodcock Washburn LLP, also a law firm based in Philadelphia, that will occupy a total of approximately 109,000 square feet and Attalus Capital, a locally-based hedge fund and private equity firm, that will occupy a total of approximately 20,000 square feet.


         We anticipate that our base building, architectural, engineering, tenant improvement, leasing commissions and other similar costs will represent an investment in the development of Cira Centre of approximately $170 million and we intend to fund these development costs initially with our credit facility. In addition, we are exploring other financing options, including third party equity.

         The ground lease from Amtrak has an initial term of 100 years, with a minimum fixed rent of approximately $822,000 per year and a variable rent that would provide Amtrak with a percentage of the cash flow or proceeds of specified capital events subject to receipt by us of a priority return on our investment.

         Development projects are subject to a variety of risks, including construction delays, construction cost overruns, inability to obtain financing on favorable terms, inability to lease space at projected rates and unexpected environmental and other hazards. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2003 for additional risks associated with development projects.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BRANDYWINE REALTY TRUST


                              By:  /s/ Gerard H. Sweeney
                                   ---------------------------------------------
                                   Title:  President and Chief Executive Officer

Date:  December 24, 2003